Exhibit 99.1

Greenwave Technology Solutions Divests All Social Media Assets

Greenwave has no exposure to the cannabis industry and is focused exclusively on expanding its footprint of metal recycling facilities

(Virginia Beach, VA) November 1, 2021 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (OTCPink:MSRT), is pleased to report it has sold all of its social media assets and no longer has any exposure to the cannabis industry. The Company recently opened its 11th metal recycling facility in Virginia Beach and plans to roll-up independent, profitable scrap metal facilities over the coming months.

Demand for prime metallic scrap is expected to increase by approximately 41% from current levels to 29.6 million gross tons by fiscal year 2025(1). At the same time, the supply of prime steel scrap has been shrinking consistently for more than 50 years, according to a Steel Research Associates, LLC Scrap Model(1). Greenwave’s management believes that this supply/demand imbalance, in addition to strong inflationary pressures, will likely contribute to rising metal prices for the foreseeable future.

“This is a fresh start for Greenwave and under my leadership, we will be relentlessly focused on growing our revenues, increasing our bottom line, and creating significant shareholder value,” stated Danny Meeks, Chief Executive Officer of Greenwave. “With a significant supply/demand imbalance for recycled steel expected to continue through at least 2025(1), we believe prices for metals will continue to remain strong for the foreseeable future – especially if inflationary pressures persist and the U.S. federal government enacts the Infrastructure Investment and Jobs Act.”

Greenwave is in the final stages of preparing its formal application to uplist to the NASDAQ or NYSE, as the Company believes a listing on a national exchange would result in a significant increase in visibility, liquidity, and institutional interest for its stock.

1.	According to an October 11, 2021 presentation by Cleveland-Cliffs.

About Greenwave

MassRoots, Inc., which is changing its name to Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 10 metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and recast numerous times while offering significant economic and environmental benefits when compared with virgin materials.

The company has announced that it intends to change its corporate legal name from MassRoots, Inc. to Greenwave Technology Solutions, Inc. Although the legal name of the company will continue to be MassRoots, Inc. until the name change process has been completed, for marketing and branding purposes the company has begun referring to itself as Greenwave.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its name change, revenue growth, opening of additional locations, and a listing on a senior exchange. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: Greenwave Technology Solutions, Inc.